PRESS RELEASE

FOR IMMEDIATE RELEASE


CONTACT: Mark W. Jaindl (mjaindl@pcbanker.com)         Phone:      610-366-1800
                         --------------------
         American Bank, Inc.                           Toll-Free:  888-366-6622
         President and Chief Executive Officer         Fax:        610-366-1900

                 American Bank Reports Record Earnings for 2005,
                               Increases Dividend

Allentown, PA, January 19, 2006 - American Bank, Inc. (NasdaqSC: AMBK), the parent company of American Bank, today announced record earnings for the year ended December 31, 2005. Net income for the year was $3,532,000, or $0.45 per diluted share, an increase of $365,000 or 11.5% from the prior year. For the quarter ended December 31, 2005, American Bank, Inc. posted net income of $1,000,000, or $0.12 per diluted share. The increase in net income for the year ended December 31, 2005 is the result of an increase of $18.8 million of average earning assets and an increase in the net interest margin of 11 basis points. American Bank's net loans outstanding increased by $59.0 million, or 24.4%, to $301.4 million at December 31, 2005. Total deposits increased $23.2 million, or 6.7%, to $369.0 million during the twelve month period.

President and CEO Mark Jaindl stated, "We are pleased with our progress during 2005, which also marks the eighth year of increased profitability for American Bank. Our earnings growth was driven by increases in net loans outstanding and net interest margin, resulting in an increase of $876,000, or 9.6%, in net interest income. While our level of loan growth throughout 2005 was strong, we were able to achieve this growth without sacrificing asset quality as illustrated through non-performing assets, which were only $40,000 at December 31, 2005. We also continue to control costs, as was evidenced by the decrease in our operating expense ratio to 1.09% for the quarter ended December 31, 2005, from 1.12% for the quarter ended September 30, 2005. American Bank is one of a few banks throughout the country with an operating expense ratio at or below this level."

Jaindl continued, "As part of our continued focus on enhancing shareholder value, on January 17, 2006, the Board of Directors declared a dividend of $0.12 per share to shareholders of record on February 15, 2006 and payable on March 1, 2006. This is an increase of 9% over the dividend paid in 2005. In addition, shareholders participating in the Dividend Reinvestment and Stock Purchase Plan will be given the opportunity to purchase additional shares of American Bank Inc. common stock at a 10% discount to the market price. A full plan description will be mailed to shareholders on or about February 1, 2006."

American Bank, Inc. common stock last traded at $8.40 per share. American Capital Trust I Preferred Securities last traded at $10.25.

About American Bank
-------------------

American Bank offers a complete selection of banking services that includes checking, money market, savings, certificates of deposit, consumer and commercial loans, free personal online bill payment, credit cards and VISA debit cards. Pcbanker.com delivers a full range of real-time Internet banking, insurance and discount brokerage services, while consistently offering some of the best loan and deposit rates in the United States. American Bank has been recognized as one of the top Internet banks in the country by Gomez Advisors, Inc and has received the Bankrate.com(R) Top Tier award for consistently offering annual percentage yields (APYs) that were among the highest reported. American Bank is FDIC insured.

American Bank Online and pcbanker.com are registered trade marks for the Internet financial services provided by American Bank, a state-chartered, FDIC insured full-service financial institution serving customers throughout the United States. American Bank is a member of the Federal Reserve System.

Forward-Looking Statements
--------------------------

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, risks associated with the conduct of the Company's business over the internet, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect its financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                               American Bank, Inc.
                         Selected Financial Information
                      (In thousands, except per share data)



                                                                       December 31,
                                                                       ------------
                                                                   2005           2004
                                                                Unaudited

         Selected Financial Condition Data:
         ----------------------------------
         Total assets................................           $528,991         $503,436
         Loans receivable, net.......................            301,394          242,348
         Allowance for loan losses ..................              3,393            2,768
         Securities available for sale (at fair value)           189,743          220,911
         Securities held to maturity (at cost).......             13,482           13,480
         Deposits....................................            368,958          345,732
         Short-term debt.............................              8,721            6,991
         Long-term debt..............................             90,848           96,095
         Mandatory redeemable convertible debentures.             10,187           10,187
         Stockholders' equity........................             44,322           41,910

         Book value per share........................               5.97         $   5.80

         Shares outstanding..........................              7,421            7,223



                                                                   For the Three                  For the Year
                                                               Months Ended Dec 31,               Ended Dec 31,
                                                               --------------------               -------------
                                                               2005           2004             2005          2004
                                                             Unaudited      Unaudited        Unaudited

         Selected Operating Data:
         -----------------------
         Total interest income.......................        $  6,419      $ 5,484           $ 24,268       $ 20,729
         Total interest expense......................           4,048        2,982             14,246         11,583
                                                             --------      -------           --------       --------
           Net interest income................                  2,371        2,502             10,022          9,146
         Provision for loan losses...................             139          118                624            393
                                                             --------      -------           --------       --------
           Net interest income after provision
             for loan losses.......................             2,232        2,384              9,398          8,753
                                                             --------      -------           --------        -------
         Fees and service charges....................              44           55                200            207
         Net realized gain on sale of securities.....             362          182                233            334
         Net realized gain on sale of mortgage loans.              24           30                127            122
         Earnings from Bank-owned life insurance.....              78          124                339            349
         Other income................................             143           61                649            230
                                                              -------      -------           --------       --------
           Total non-interest income.................             651          452              1,548          1,242
                                                              -------      -------           --------       --------
           Total operating expense...................           1,442        1,388              5,879          5,435
                                                              -------      -------           --------       --------
             Income before taxes on income...........           1,441        1,448              5,067          4,560
           Taxes on income...........................             441          439              1,535          1,393
                                                             --------      -------           --------       --------
             Net income .............................        $  1,000      $ 1,009           $  3,532       $  3,167
                                                             ========      =======           ========       ========

             Earnings per share-basic ...............        $   0.14      $  0.14           $   0.48       $   0.44
                                                             ========      =======           ========       ========
                               -diluted .............        $   0.12      $  0.13           $   0.45       $   0.43
                                                             ========      =======           ========       ========
             Weighted average shares outstanding for
               earnings per share calculation-basic...          7,424        7,206              7,420          7,129
                                                             ========      =======           ========       ========
                                             -diluted.          8,664        8,448              8,659          8,376
                                                             ========      =======           ========       ========


                               American Bank, Inc.
                         Selected Financial Information




                                                                        For the Three                  For the Year
                                                                    Months Ended Dec 31,               Ended Dec 31,
                                                                    --------------------               -------------
                                                                    2005           2004             2005          2004
                                                                  Unaudited      Unaudited        Unaudited

         Performance Ratios(1):
         ------------------
         Return on assets (ratio of net income to
           average total assets).................................       .76%         .81%          .68%             .64%
         Return on equity (ratio of net income
           to average equity)....................................      8.99%       10.14%         8.05%            8.24%
         Net interest margin (ratio of net interest income
           divided by average earning assets)....................      1.99%        2.01%         2.01%            1.90%
         Ratio of operating expense to average total assets......      1.09%        1.12%         1.13%            1.09%
         Efficiency ratio (ratio of operating expenses divided
           by net interest income plus non-interest income)......     47.68%       48.94%        50.81%           52.30%


         Asset Quality Ratios:
         -------------------
         Non-performing assets to total assets at end of period..      0.01%        0.15%
         Allowance for loan losses to non-performing loans.......   8312.60%      373.66%
         Allowance for loan losses to loans receivable...........      1.12%        1.13%

         Regulatory Capital Ratios-Bank:
         ------------------------------
         Tier I to average assets                                      8.56%        8.14%
         Tier I risk weighted assets                                  12.31%       13.41%
         Total capital to risk weighted assets                        13.26%       14.33%

         -------------------------
              (1) Ratios for the three month periods are annualized.

